Exhibit 10.2

EXECUTION VERSION

PROMISSORY NOTE SECURED BY DEED OF TRUST

$6,000,000.00	February 17, 2023

FOR VALUE RECEIVED, ARCIMOTO PROPERTY HOLDING COMPANY, LLC, a Delaware limited liability company (“Borrower”), promises to pay to HRE FUV LENDING, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), at such place or to such other party as Lender may from time to time designate, the maximum principal amount of Six Million and 00/100 Dollars ($6,000,000.00), and interest thereon as computed below. Any term not specifically defined herein shall have the meaning given to such term in that certain Loan Agreement of even date herewith between Borrower and Lender (“Loan Agreement”). All of the terms, covenants and conditions contained in the Loan Agreement are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein, mutatis mutandis. In the event of a conflict or inconsistency between the terms of this Promissory Note Secured by Deed of Trust (this “Note”) and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern. This Note is the Note referred to in the Loan Agreement.

1.  SECURITY. This Note is secured by, among other things, that certain Deed of Trust encumbering the Property, and such other security instruments and agreements as required by Lender in its sole discretion.

2.  INTEREST RATE. During the term of the Loan, interest shall accrue at a fixed rate (the “Interest Rate”) as follows: (i) at all times prior to (and including the date of) the satisfaction by Borrower of all Extension Conditions (if ever), twenty percent (20%) per annum, and (ii) at all times after the satisfaction by Borrower of all Extension Conditions (if ever), zero percent (0%) per annum. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate (or the Default Interest Rate, if applicable) and a three hundred sixty (360) day year, by (c) the outstanding principal balance of the Loan.

3.  NOTE PAYMENTS.

3.1  Principal and Interest Payments. During the term of the Loan, commencing on the First Payment Date and continuing on each Loan Payment Date thereafter until the Maturity Date, a monthly interest payment in the amount set forth in Section 3.2 below shall accrue but not be due and payable until the Maturity Date. The aggregate amount of all such accrued but unpaid interest as of any date of determination (whether the same is accruing at the Interest Rate or the Default Interest Rate) shall be deemed to be “Accrued Interest”. Each determination by Lender of the amount of Accrued Interest shall be conclusive and binding for all purposes, absent manifest error.

3.2  Monthly Payments; Application of Payments. If the Closing Date is a date other than the first day of a calendar month, then the amount of interest that shall accrue on the First Payment Date shall be in an amount equal to the interest that has accrued for the balance of said calendar month. Prior to the occurrence of an Event of Default, all repayments of the Loan made by Borrower, if any, shall be applied first to the payment of accrued interest for the current month, next to Accrued Interest, then to the payment of any fees and charges due and owing under Loan Documents and, finally, to the payment of the outstanding principal due and owing under this Note. Upon the occurrence and during the continuance of any Event of Default, Lender shall be permitted to apply any sums due and owing under the Loan Documents in any order determined by Lender in its sole and absolute discretion.

3.3  Payments at Maturity Date. On the Maturity Date, the unpaid outstanding balance of principal, any accrued and unpaid interest (including Accrued Interest), the Loan Fee, Facility Fee, the Minimum Multiple, and all other amounts due to Lender in connection with the Loan shall be paid in full.

3.4  Default Payments. During the existence of an Event of Default, interest shall accrue at the Default Interest Rate (as defined below).

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3.5  Voluntary Prepayments and Repayments. Except as otherwise expressly provided herein, Borrower shall not have the right to prepay or repay the Loan in whole or in part prior to the Maturity Date. On any Business Day, Borrower may, at its option and upon at least thirty (30) days prior written notice to Lender specifying the Business Day on which such prepayment or repayment is to be made (which notice may be revoked by Borrower at any time prior to such date provided that Borrower shall reimburse Lender for any costs incurred by Lender as a result of such revocation), prepay or repay the Obligations in whole, but not in part (except as otherwise expressly permitted under this Agreement), provided that such prepayment or repayment is accompanied by (i) all interest accrued (including Accrued Interest) on the amount of the Loan being so prepaid through and including the last day of the interest period in effect as of such date on which the prepayment or repayment is made, (ii) all other sums due and payable under this Agreement and the other Loan Documents, including, but not limited to all of Lender’s costs and expenses (including attorney’s fees and disbursements) incurred thereby in connection with such prepayment or repayment, and (iii) the Loan Fee, Facility Fee, and Minimum Multiple applicable to such payment (for the avoidance of doubt, clauses (i) and (iii) shall not require a double payment of interest with respect to the interest period in effect as of such date on which the prepayment or repayment is made). In addition to the foregoing if at any time (a) Borrower repays the Loan and all other sums due to Lender in their entirety on or prior to the Initial Maturity Date, and (b) an Event of Default does not exist at such time, then the amount of Accrued Interest due shall be reduced by an amount equal to $300,000; provided, however, that (x) in no event shall the amount of Accrued Interest due be reduced to less than zero dollars ($0), and (y) in no event shall the foregoing be deemed to be a waiver or reduction of the Borrower’s obligation to satisfy the Minimum Multiple.

3.6  Mandatory Prepayments and Repayments. On the next occurring payment date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated, or does not elect pursuant to the terms of the Loan Documents (to the extent it has a right to such election under the Loan Documents), to make such Net Proceeds available to Borrower for restoration in accordance with the Loan Agreement, Borrower is hereby deemed to have authorized Lender to apply such Net Proceeds as a prepayment of the outstanding principal balance, together with unpaid accrued interest thereon (including Accrued Interest), and any other portion of the Obligations, in an amount equal to the lesser of one hundred percent (100%) of such Net Proceeds or the amount of the Obligations.

4.  DEFAULT CHARGES. Borrower recognizes that any default by Borrower in making the payments required under this Note, the Deed of Trust, and other Loan Documents, including, but not limited to, payments of interest and principal, will result in Lender incurring additional expense in servicing this Note, in loss to Lender of the use of the money due, and in frustration to Lender in meeting its loan commitments. Borrower further recognizes that any default by Borrower in performing its obligations contained in the Loan Documents other than those requiring payments of money will result in similar consequences to Lender.

4.1  Late Charge. If Borrower shall fail to make any payment of interest or principal, including the final combined principal and interest installment, within ten (10) days after the date the same is due and payable, a late charge by way of damages shall be immediately due and payable. Borrower recognizes that default by Borrower in making the payments herein agreed to be paid when due will result in Lender incurring additional expense in servicing this Note, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments. Borrower agrees that, if for any reason Borrower fails to pay the amounts due under this Note when due, Lender shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore agrees that a sum equal to five percent (5.00%) of each payment which becomes delinquent is a reasonable estimate of said damages to Lender, which sum Borrower agrees to pay on demand.

4.2  Default Interest Rate. The “Default Interest Rate” shall be (i) at all times prior to (and including the date of) the satisfaction by Borrower of all Extension Conditions (if ever), five percent per annum (5.00%) above the Interest Rate that would otherwise be payable under the terms of this Note, and, (ii) at all times after the satisfaction by Borrower of all Extension Conditions (if ever), twenty percent (20%) per annum above the Interest Rate that would otherwise be payable under the terms of this Note. In no event shall the interest rate charged hereunder exceed the maximum rate permitted under applicable law. During the period commencing with any Event of Default hereunder and continuing until such Event of Default is cured, Lender, at its option and if permitted under applicable law, shall do one (1) or both of the following: (a) increase the interest chargeable under this Note to the Default Interest Rate; and/or (b) add the unpaid principal balance, all accrued and unpaid interest (including Accrued Interest) and all other amounts payable under the Note, with the resulting sum to bear interest at the Default Interest Rate.

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4.3  Failure To Pay at Maturity. In the event that any payment of principal, accrued but unpaid interest (including Accrued Interest), the Loan Fee, Facility Fee, the Minimum Multiple, and any other amounts then due and owing to Lender in connection with the Loan is not paid on or prior to the Maturity Date, then such amounts shall bear interest at the Default Interest Rate, until paid, such interest to be compounded annually.

5.  EVENT OF DEFAULT. An “Event of Default” shall have occurred under this Note upon the occurrence of any of the following (subject to any applicable notice and cure period) (a) Borrower fails to satisfy any of its obligations under this Note as and when the same are due, or (b) any other Event of Default occurs under the Loan Agreement, the Deed of Trust or any of the other Loan Documents.

5.1  Acceleration. During the existence of an Event of Default, Borrower agrees that Lender may take such action, without notice, presentment, demand, protest, or notice or action of any kind whatever (each of which is hereby expressly waived by Borrower), as it deems advisable to protect and enforce its rights against Borrower, Sole Member, Guarantor, the Property, and the Pledged Collateral, including, but not limited to, accelerating the Maturity Date of the Obligations and declare any or all of the Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a payment of the principal balance of the Obligations, and the Loan Fee, the Facility Fee, the Minimum Multiple, and all other amount due and owing to Lender in connection with the Loan shall then be immediately due and payable.

5.2  Costs of Collection. Borrower agrees to pay all costs of collection when incurred, by Lender, including but not limited to reasonable attorneys’ fees and all related costs. If any suit or action is instituted to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys’ fees and costs in such suit or action to Lender.

6.  DUE–ON–SALE. Borrower acknowledges and agrees that the creditworthiness and expertise of Borrower in owning and operating the Property covered by the Deed of Trust which secures this Note is the basis upon which Lender has determined that it is protected against impairment of the security and risk of default and thereby has agreed to lend Borrower the principal sum set forth above. Except as may be expressly set forth in the Loan Agreement for a “Permitted Transfer” (as defined in the Loan Agreement), Borrower agrees that: (a) said Property shall not be sold, agreed to be sold, conveyed, transferred, assigned, disposed of, or further encumbered, whether voluntarily, involuntarily, by operation of law or otherwise, and/or (b) any change in any manager or general partner of Borrower or in any membership or partnership interest of Borrower, shall constitute a breach hereof. Any “Transfer” (as defined in the Loan Agreement) in violation of the above restrictions shall cause the then outstanding principal balance and interest thereon and other sums secured by said Deed of Trust, at the option of said holder, to immediately become due and payable.

7.  MISCELLANEOUS.

7.1  No Liability. Lender shall have no liability to Borrower if in fact Lender charges any person or entity a rate or rates different from its announced prime or any other interest rate, it being the intention of Lender and Borrower that the Interest Rate as set forth herein shall be the basis upon which interest shall be computed upon the indebtedness evidenced by this Note.

7.2  Security. Borrower agrees that Lender may, without notice to Borrower and without affecting the liability of Borrower, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

7.3  Joint and Several. If Borrower consists of more than one person or entity, their obligations under this Note shall be joint and several.

7.4  General Payment Terms. All amounts payable under this Note are payable in lawful money of the United States, without notice, demand, offset or deduction. Checks will constitute payment only when collected. Any amount paid on this Note shall be applied as set forth in Section 3.2 above. Borrower hereby waives any right which provides that Borrower has the right to designate the portion of the obligation that is satisfied by any partial payment.

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7.5 Waivers. Borrower and any endorsers or guarantors of this Note for themselves, their heirs, legal representatives, successors and assigns, respectively, severally waive presentment, demand, protest, and notice of dishonor and waive any right to be released by reason of any extension of time or change in terms of payment or any change, alteration, or release of any security given for the payment hereof.

7.6  Governing Law. THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW)) AND ANY APPLICABLE LEGAL REQUIREMENTS OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE DEED OF TRUST AND ASSIGNMENT OF LEASES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THIS NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

7.7  No Waiver. No single or partial exercise of any power hereunder or under any other of the Loan Documents shall preclude other or further exercises thereof or the exercise of any other power. Lender shall at all times have the right to proceed against any portion of the security for this Note in such order and in such manner as Lender may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of Lender in exercising any right hereunder or under any of the Loan Documents shall not operate as a waiver of such right, or of any other right under this Note or the other Loan Documents.

7.8  Underlining. The use of underlining in this Note is for convenience only, and the parties understand and agree that the presence or absence of underlining shall not be used in interpreting or construing this Note or any provision hereof.

7.9  Successors and Assigns. This Note shall inure to the benefit of Lender and its successors and assigns. The obligations of Borrower hereunder or under any of the other Loan Documents shall not be assignable.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Note as of the date first above written.

BORROWER

ARCIMOTO PROPERTY HOLDING COMPANY, LLC

By:	APHC Holdings, LLC, as sole Member
	By:	Arcimoto, Inc., as sole Member

By:
Douglas M. Campoli,
Chief Financial Officer and Treasurer

[Signature Page to Promissory Note]